EXHIBIT 10.2

AMENDMENT AND JOINDER AGREEMENT

This AMENDMENT AND JOINDER AGREEMENT (this “Amendment”), dated as of September 30, 2011, is entered into by and between American Capital Mortgage Investment TRS, LLC, a Delaware limited liability company (“TRS”), and American Capital MTGE Management, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Management Agreement (as defined below).

WHEREAS, the Manager and American Capital Mortgage Investment Corp., a Maryland corporation (“MTGE”), are party to that certain Management Agreement, dated as of August 9, 2011 (the “Management Agreement”), pursuant to which the Manager administers the business activities and day-to-day operations of MTGE and its subsidiaries, including TRS;

WHEREAS, TRS desires to become party to, and be bound by, the Management Agreement; and

WHEREAS, the parties hereto desire to amend the Management Agreement accordingly.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Joinder.

(a)    TRS acknowledges receipt of a copy of the Management Agreement and, after review and examination thereof, agrees that upon execution and delivery of this Amendment, TRS shall be a party to the Management Agreement and shall be bound by, and subject to, severally and not jointly with MTGE, all of the covenants, terms and conditions set forth in the Management Agreement where applicable, to the same extent as the Company.

(b)    Notwithstanding any other provision of this Amendment to the contrary, this Amendment shall be construed as if TRS had signed a separate Management Agreement with the Manager.

Section 2.    Amendment.

(a)    Section 1(a) of the Management Agreement is hereby amended such that the definition of the term “Board of Directors” is replaced in its entirety with the following:

“Board of Directors” means the board of directors or board of managers, as applicable, of the Company.

(b)    Section 1(a) of the Management Agreement is hereby amended such that the definition of the term “Company” is replaced in its entirety with the following:

“Company” means MTGE and, where applicable, TRS; provided that, for the avoidance of doubt, (i) with respect to MTGE’s rights and obligations under the Management Agreement, references to “Company” shall refer only to MTGE, and with respect to TRS’s rights and obligations under the Management Agreement, references to “Company”, where applicable, shall refer only to TRS; and (ii) the following references to “Company” shall apply only to MTGE and shall not include TRS: (a) with respect to qualifying as a real estate investment trust or REIT, (b) in the definitions of Common Stock, Independent Director and Initial Public Offering and (c) in the following sections: Section 2(b)(v), the last use of “Company” in Section 2(b)(xiii), Section 2(b)(xiv), Section 2(b)(xxiv), the first use of “Company” in Section 2(d)(ii), the first use of “Company” in the second sentence of Section 2(d), the first use of “Company” in Section 2(k), the last sentence of Section 6(a), clauses (A), (B) and (D) of Section 7(b)(i), Section 7(b)(xvi) and Section 7(b)(xviii).

(c)    Section 2(g) of the Management Agreement is hereby amended such that the reference to “Chief Executive Officer, Chief Financial Officer and one or more Chief Investment Officers or similar positions” with respect to TRS only (and not MTGE) shall be replaced in its entirety with “Chief Executive Officer, Treasurer and President or similar positions”.

(d)    Section 16(a) of the Management Agreement is hereby amended to add the following notice information for TRS after the information for MTGE:

TRS:	American Capital Mortgage Investment TRS, LLC 2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814 Attention: Treasurer Fax: 301-968-9221

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Attention: David J. Goldschmidt, Esq. Fax: (212) 735-2000

(e)    TRS hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Company contained in the Management Agreement; provided that (i) the reference in Section 15(a)(i) to “Maryland” with respect to TRS only (and not MTGE) shall be replaced in its entirety with “Delaware” and (ii) references in Section 15(a)(i) and Section 15(a)(ii) to “corporate power and authority” and “corporate action” with respect to TRS only (and not MTGE) shall be replaced in their entirety with “limited liability company power and authority” and “limited liability company action”, respectively.

Section 3.    Acceptance.     The Manager hereby (a) accepts TRS’s agreement to be bound by the Management Agreement, (b) agrees that the Management Agreement is hereby amended pursuant to Section 2 above and (c) agrees that TRS shall have all rights and be subject to all obligations under the Management Agreement as if an original signatory thereto.

Section 4.    Miscellaneous.

(a)    Except as specifically amended by this Amendment, the Management Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision or operate as a waiver of any right, power or remedy of MTGE or the Manager under the Management Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first above written.

AMERICAN CAPITAL MORTGAGE INVESTMENT TRS, LLC

By:     /s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Vice President and Secretary

AMERICAN CAPITAL MTGE MANAGEMENT, LLC

By:     /s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and
Secretary

ACKNOWLEDGED AND AGREED
as of the date first above written:

AMERICAN CAPITAL MORTGAGE
INVESTMENT CORP.

By:     /s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary